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                                  EXHIBIT 11.2
                UNOCAL CORPORATION AND CONSOLIDATED SUBSIDIARIES
         COMPUTATION OF EARNINGS PER COMMON SHARE ASSUMING FULL DILUTION

                                                                       For Three Months        For the Nine Months
                                                                      Ended September 30        Ended September 30
                                                                    -----------------------------------------------
Dollars and shares in thousands, except per share amounts                1997        1996         1997         1996
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Earnings from continuing operations
per share assuming full dilution
Earnings from continuing operations .............................   $ 176,856   $ 133,518    $ 520,966    $ 452,815
Distribution on convertible preferred securities (net of tax) ...       5,952       1,720       17,858        1,720
Non-cash charge related to exchange of preferred stock ..........          --     (54,246)        --        (54,246)
                                                                    -----------------------------------------------
   Earnings from continuing operations
     applicable to common stock .................................     182,808      80,992      538,824      400,289
Weighted average common stock outstanding .......................     247,367     248,668      249,153      248,211
Dilutive common stock equivalents ...............................       2,444       2,162        2,342        1,917
Conversion of preferred stock ...................................          --         431         --            431
Conversion of preferred securities (a) ..........................      12,262      12,264       12,262       12,264
                                                                    -----------------------------------------------
Weighted average common stock and
    stock equivalents outstanding ...............................     262,073     263,525      263,757      262,823
                                                                    -----------------------------------------------
      Earnings from continuing operations
          per common share ......................................   $    0.70   $    0.31    $    2.04    $    1.52
                                                                    -----------------------------------------------
Earnings (loss) from discontinued operations
per share assuming full dilution
Earnings (loss) applicable to common stock ......................   $      --   $  37,247    $ (44,243)   $  80,091
Weighted average common stock outstanding .......................     247,367     248,668      249,153      248,211
Dilutive common stock equivalents ...............................       2,444       2,162        2,342        1,917
Conversion of preferred stock ...................................          --         431           --          431
Conversion of preferred securities (a) ..........................      12,262      12,264       12,262       12,264
                                                                    -----------------------------------------------
Weighted average common stock and
    stock equivalents outstanding ...............................     262,073     263,525      263,757      262,823
                                                                    -----------------------------------------------
      Earnings (loss) from discontinued operations
          per common share ......................................   $      --   $    0.14    $   (0.17)   $    0.31
                                                                    -----------------------------------------------
Loss from extraordinary item
per share assuming full dilution
   Early extinguishment of debt .................................   $      --   $      --    $ (37,820)   $      --
Weighted average common stock outstanding .......................     247,367     248,668      249,153      248,211
Dilutive common stock equivalents ...............................       2,444       2,162        2,342        1,917
Conversion of preferred stock ...................................          --         431           --          431
Conversion of preferred securities  (a) .........................      12,262      12,264       12,262       12,264
                                                                    -----------------------------------------------
Weighted average common stock and
    stock equivalents outstanding ...............................     262,073     263,525      263,757      262,823
                                                                    -----------------------------------------------
      Loss  from extraordinary item
          per common share ......................................   $      --   $      --    $   (0.14)   $      --
                                                                    -----------------------------------------------
         Net earnings per common share
            Assuming full dilution ..............................   $    0.70   $    0.45    $    1.73    $    1.83
                                                                    -----------------------------------------------

(a) The effect of assumed conversion of preferred stock is antidilutive for the nine months ended September 30, 1997.
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